EXHIBIT 99.1

CONSENT OF INDEPENDENT VALUATION EXPERT
We hereby consent to the inclusion in the Current Report on Form 8-K, to be filed on the date hereof, of the Company that the total appraised value of the Company’s real estate properties of $2.01 billion represents the sum of the appraised values of each of the Company’s real estate investments contained in the individual property appraisal reports provided by us to the Company as of the date of each such report.

February 16, 2017	CBRE Capital Advisors, Inc.

	By:	/s/ James Scott
	Name:	James Scott
	Title:	Executive Managing Director